Option Surrender Agreement

        In consideration of the sum of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are acknowledged, the undersigned employee (“Employee”) hereby surrenders to Great Wolf Resorts, Inc., a Delaware corporation (the “Company”) all of the options to purchase shares of common stock of the Company that were granted to Employee under the Company’s 2004 Incentive Stock Plan (the “Plan”), as set forth on Attachment 1. This surrender does not affect any restricted stock award that may have been made to Employee at any time. Employee hereby further acknowledges and agrees that he or she will have no rights to or interest in the surrendered options effective as of the date hereof.

Dated this        day of      , 2010.

Employee:	Great Wolf Resorts, Inc.
By:

Name:
Print Name:		Title:

Attachment 1